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                                                                 EXHIBIT 99.2


FOR IMMEDIATE RELEASE                               CONTACT:  OWEN BLICKSILVER
                                                    PRINCIPAL COMMUNICATIONS
                                                    212-303-7603


                LAZARD FRERES AFFILIATE TO ACQUIRE MAJORITY STAKE
                   IN KAPSON SENIOR QUARTERS FOR $250 MILLION


        -- Strategic Alliance with ARV Assisted Living, Inc. Proposed --


         NEW YORK, October 2 -- Kapson Senior Quarters Corp. (NASDAQ:KPSQ), the largest public operator of assisted living facilities in the Northeast, and Prometheus Senior Quarters LLC, an affiliate of Lazard Freres Real Estate Investors LLC (LFREI), today announced that Prometheus has entered into a definitive agreement to acquire substantially all of the outstanding shares of Kapson in a transaction valued at approximately $250 million, including the assumption of debt.

         Under terms of the agreement, Prometheus will offer $16 a share for approximately 92% of Kapson's 7.8 million outstanding common shares, a 9.4% premium over Wednesday's closing price of $14.625. In addition, Prometheus will offer $30.82 a share for all of the company's 2.4 million outstanding convertible preferred shares. The acquisition will be treated as a recapitalization for accounting purposes and shares will be acquired on a pro rata basis.

         The transaction is contingent upon certain regulatory approvals and a favorable vote by Kapson's stockholders.

         In July, a separate LFREI affiliate announced a plan to invest $135 million, over time, in ARV Assisted Living, Inc. (NASDAQ: ARVI) of Costa Mesa, Calif., one of the largest operators of assisted living facilities in the nation. That affiliate, Prometheus Assisted Living, LLC, is already the largest shareholder of ARV, owning approximately a 17% stake in the company. Subject to shareholder approval, the LFREI affiliate will ultimately hold a 49.9% stake in ARV. Assuming ARV shareholder approval, LFREI will offer ARV the option to purchase up to a 19.9% interest (at LFREI's cost) in Kapson out of the Prometheus stake, once the recapitalization has closed. If ARV chooses to invest in Kapson, the decision will be made by those directors not affiliated with LFREI.

         Assuming that ARV's shareholders approve the Prometheus Assisted Living, LLC investment, LFREI will propose that ARV establish a relationship with Kapson structured as a strategic alliance, with the two companies remaining independent. The companies will explore opportunities for creating economies of scale, especially in the development of new facilities. ARV will have the right to manage and/or lease existing Kapson facilities as well as manage, purchase and/or lease new facilities developed by Kapson at fair market value.




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         Transactions between ARV and Kapson will require approval from the directors of both companies who are not affiliated with LFREI. The arrangement should be immediately accretive to ARV earnings and will significantly strengthen its presence in the Northeast. Together, the companies will own, manage and operate more than 69 assisted living facilities with approximately 8,500 total units, in addition to 19 facilities under construction with approximately 2,400 units, and 24 facilities under development with 3,200 total units, for a total of 112 facilities with approximately 14,100 units, making such an alliance the largest owner/operator of assisted living facilities nationwide.

         Lazard is expected to take a controlling position on Kapson's Board of Directors. Management at Kapson is expected to remain essentially unchanged under the direction of Glenn Kaplan, Chief Executive Officer; Evan Kaplan, President and Chief Operating Officer; Wayne Kaplan, Senior Executive Vice President and General Counsel; and Raymond DioGuardi, Chief Financial Officer. Glenn and Evan Kaplan will also serve on the Board of Directors.

         "Our investment in Kapson dramatically expands our presence in the assisted living industry and demonstrates our commitment to one of the fastest growing segments of the health care industry," said Arthur P. Solomon, Chairman of LFREI and Senior Managing Director of Real Estate at Lazard Freres and Co. LLC. "Assuming the alliance with ARV is established, the two companies will become the largest owners and operators of assisted living facilities in the country."

         "We are pleased to offer our shareholders an investor that has demonstrated a commitment to our business and is willing to offer our shareholders a substantial premium over the market value in our stock," said Glenn Kaplan. "The investment places Kapson at the leading edge of an industry consolidation, while allowing us to continue to expand our business to the next level."

         "This announcement demonstrates Lazard's commitment to making ARV the premier assisted living provider in the nation, and is another reason why our shareholders should be excited about the Lazard investment in ARV," said ARV Chairman and Chief Executive Officer Gary L. Davidson. "Assuming the strategic alliance is established, the Kapson investment will also significantly improve our position in the Northeast and will provide us with greater opportunities to develop new facilities and expand into more markets."

         Kapson Senior Quarters Corp., founded in 1972, owns, manages and/or operates 20 assisted living facilities with 2,200 units in Connecticut, New Jersey, New York, and Pennsylvania. The company, based in Woodbury, Long Island, currently has another 13 facilities under construction with 1,740 units and 11 facilities under development with 1,400 units in its current markets as well as in North Carolina and South Carolina. The company's initial public offering occurred in September 1996 at $10.00 a share. Salomon Brothers Inc. was the lead underwriter and is also advising the company on this transaction.

         ARV Assisted Living, Inc., formerly American Retirement Villas, founded in 1980, is one of the largest operators of assisted living facilities in the nation operating 49 facilities with approximately 6,300 units in 11 states (with heavy concentrations in California, Florida and the


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Midwest), in addition to six facilities under construction with approximately
650 units, and 13 facilities under development with approximately 1,825 units.

         Lazard Freres Real Estate Investors, L.L.C. (LFREI) is the real estate investment affiliate of Lazard Freres & Co. L.L.C., a leading global investment bank. LFREI manages several real estate investment funds including the LF Strategic Realty Investors' funds, a strategic investment program capitalized with more than $1 billion in equity capital. Since its inception, LFREI has acquired sizable investment stakes in a select group of leading real estate-related operating companies, including Alexander Haagen Properties, Inc.; American Apartment Communities; ARV Assisted Living, Inc.; Bell Atlantic Properties (renamed Atlantic American Properties Trust); Dermody Properties; The Fortress Group; and RF&P Corporation (renamed Commonwealth Atlantic Properties).

         The forward-looking statements in this release concerning development and future results are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include, without limitation, the negotiation and execution of definitive documentation regarding the ARV-Kapson strategic alliance, the Kapson shareholder approval of the acquisition by the LFREI affiliate, ARV shareholder approval of the investment by the LFREI affiliate, as well as licensing, permitting, constructions delays, cost increases, changes in business conditions, meeting all completion requirements including licensure and the availability of financing for developments. These and other risks are set forth in Kapson's Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 1996, and ARV's Form 10-K/A for the fiscal year ended March 31, 1997, and ARV's form 8-K relating to the LFREI investment in ARV, each as filed with the SEC.